Prospectus Supplement	Filed pursuant to Rule 424(b)(5)
(To Prospectus Dated July 1, 2015)	Registration No. 333-205148

 2,352,941 shares of common stock
1,905,882 common stock purchase warrants0
1,905,882 shares of common stock issuable upon exercise of the warrants

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to 4,258,823 shares of our common stock (which includes 1,905,882 shares issuable upon exercise of the Warrants), par value $0.001 per share, and common stock purchase warrants to purchase up to 1,905,882 shares of our common stock (the “Warrants”).  The Warrants offered by means of this prospectus include warrants to purchase 1,764,706 shares, which have an initial exercise price of $1.74 per share and may be exercised at any time and from time to time on or after March 31, 2016 through and including March 31, 2021 (the “Public Warrants”).  Each investor in the initial offering who purchases a share of the common stock offered hereby will receive a Public Warrant to purchase ¾ of a share of common stock.  The Warrants also include placement agent warrants to purchase 141,176 shares of our common stock, which have an initial exercise price of $1.74 per share and may be exercised at any time and from time to time on or March 31, 2016 through September 30, 2020.

Our common stock is traded on the NYSE MKT under the symbol “AXN.”  The last reported sale price of our common stock on the NYSE MKT on September 25, 2015 was $1.64 per share.

We have retained Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC, as our exclusive placement agent to use its best efforts to solicit offers to purchase our securities in this offering.  See “Plan of Distribution” beginning on page S-6 of this prospectus supplement for more information regarding the fee arrangements.

	Per Share	Total
Public offering price of securities	$1.275	$3,000,000
Placement agent fees (1)	$0.0765	$180,000
Proceeds, before expenses, to Aoxing Pharmaceutical Company, Inc.	$1.1985	$2,820,000

(1)
We will also issue placement agent warrants to the placement agent to purchase up to an aggregate of 141,176 shares of our common stock with an exercise price of $1.74 per share.  We will also reimburse the placement agent for certain expenses incurred by it in connection with this offering as further described in the Plan of Distribution section herein.

We expect that delivery of the securities being offered pursuant to this prospectus supplement will be made to purchasers on or about September 30, 2015.

Investing in our securities involves a high degree of risk. Before making an investment decision, you should review carefully consider all of the information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement. See “Risk Factors” on page S-3 of this prospectus supplement, page 4 of the accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Rodman & Renshaw
a unit of H.C. Wainwright & Co.

 The date of this prospectus supplement is September 28, 2015.

TABLE OF CONTENTS

Prospectus Supplement

About This Prospectus Summary	S-1

Prospectus Supplement Summary	S-1

The Offering	S-2

Risk Factors	S-3

Special Note Regarding Forward-Looking Statements	S-4

Use of Proceeds	S-4

Price Range of Common Stock	S-4

Dilution	S-5

Plan of Distribution	S-5

Description of Public Warrants	S-6

Legal Matters	S-7

Experts	S-7

Where You Can Find More Information	S-7

Information Incorporated by Reference	S-8

Prospectus

Summary	4

Risk Factors	4

Where You Can Find More Information	5

Incorporation of Certain Information by Reference	5

Disclosure Regarding Forward-Looking Statements	6

Use of Proceeds	6

Plan of Distribution	7

Description of Capital Stock	8

Description of Debt Securities	10

Description of Warrants	19

Description of Units	21

Certain Provisions of Florida Law; the Company’s Articles of Incorporation and Bylaws	21

Legal Matters	22

Experts	22

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. This prospectus supplement and the accompanying prospectus incorporate by reference important business and financial information about us that is not included in or delivered with this prospectus supplement and the accompanying prospectus.

You should rely only on the information we have provided or incorporated by reference in this prospectus supplement or in the accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. We have not, and Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC, has not, authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representation.

We are offering to sell and seeking offers to buy our securities only in jurisdictions where offers and sales are permitted. You should assume that the information in this prospectus supplement and accompanying prospectus is accurate only as of the dates on the front of the respective document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or a solicitation on our behalf or on behalf of the underwriter, to subscribe for and purchase any of the common stock and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus when making your investment decision.

Unless the context requires otherwise, references in this prospectus supplement to "Aoxing Pharma," "the Company," "we," "us" and "our" refer to Aoxing Pharmaceutical Company, Inc. and its subsidiary: Hebei Aoxing Pharmaceutical Co., Inc.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, in the accompanying prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. This prospectus supplement and the accompanying prospectus include or incorporate by reference information about this offering, our business and our financial and operating data. You should carefully read the entire prospectus supplement, the accompanying prospectus, including under the sections titled “Risk Factors” included therein, and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

Our Company

Aoxing Pharmaceutical Company, Inc. has a single operating subsidiary, Hebei Aoxing Pharmaceutical Co., Inc. ("Hebei Aoxing"), which is headquartered in Shijiazhuang City, the pharmaceutical capital of China, outside of Beijing. Hebei Aoxing has China's largest and most advanced manufacturing facility for highly regulated narcotic medicines, addressing a very under-served and fast-growing market in China. Its facility is one of only 13 that have achieved GMP licensing for manufacture of narcotic medicines in China.

Since its inception in 2002, Hebei Aoxing has been focused on research, development, manufacturing and distribution of a variety of narcotics and pain management pharmaceutical products in China.  A significant portion of its 300 acre facility is dedicated to conducting the narcotic drug business with GMP manufacturing capability for drugs in tablet, capsule, injectable, oral solution and granulated formulations. Over the years, the Company has developed a pipeline of narcotics and pain management drugs, including Naloxone, Oxycodone, Tilidine, Codeine Phosphate, Pholcodine, and Buprenorphine. In June 2015, after a multi-year application process, Hebei Aoxing  received the government permit that enables it to manufacture and market  Tilidine Hydrochloride tablets, making Hebei Aoxing the sole Chinese source of this useful narcotic pain reliever.

The remainder of the Hebei Aoxing facility is dedicated to manufacturing a line of over-the-counter herbal pharmaceutical products that it acquired in 2008 from Shijiazhuang Lerentang Pharmaceutical Company Limited, a company whose forbears sold pharmaceuticals in China for 350 years. For the past several years, while our applications to market narcotics were under government review, over 90% of Hebei Aoxing's revenue has derived from sale of Zhongtongan, an herbal extract used to relieve oral, gynecological and orthopedic pain. With the oncoming initiation of Tilidine HCL sales, as well as other narcotic products nearing the end of their pipeline, Hebei Aoxing expects to diversify its sales significantly.

Corporate Information

Our U.S. offices are located at 444 Washington Blvd., Suite 3338, Jersey City, NJ 07310; telephone:  646-367-1747.  Our executive offices and pharmaceutical manufacturing facilities are located at No. 1 Industry District, Xinle City, Hebei Province. P.R. China; telephone:  86-311-8519-6789.  We maintain an Internet website at www.aoxingpharma.com.  Information contained in or accessible through our website does not constitute part of this prospectus.

THE OFFERING

Common stock offered by us	2,352,941 shares
Common stock to be outstanding after this offering	72,172,200 shares(1)
Warrants
Public Warrants to purchase a total of 1,764,706 shares of common stock at $1.74 per share will be offered in this offering.  The Warrants may be exercised at any time and from time to time from March 31, 2016 through March 31, 2021.
Placement Agent Warrants to purchase 141,176 shares of common stock at $1.74 per share will be issued to the placement agent for this offering.  The Placement Agent Warrants may be exercised at any time and from time to time From March 31, 2016 through September 30, 2020.

This prospectus supplement also relates to the offering of the 4,258,823 shares of our common stock issuable upon exercise of the Warrants.
Market for the common stock and warrants
Our common stock is quoted and traded on the NYSE MKT under the symbol “AXN.”  However, there is no established public trading market for the Warrants, and we do not expect a market to develop.  In addition, we do not intend to apply for listing the Warrants on any securities exchange.  The Warrants are not attached to the common shares being offered.

(1) The number of shares of common stock to be outstanding after this offering is based on 69,819,259 shares of common stock outstanding as of September 28, 2015, which excludes:

•	1,764,706 shares that may be purchased on exercise of the Public Warrants at an exercise price of $1.74 per share;

•	141,176 shares that may be purchased on exercise of the placement agent warrants at an exercise price of $1.74 per share;

•
300,000 shares of common stock reserved for issuance upon the exercise of outstanding options granted under our 2006 Stock and Stock Option Plan, as amended, with a weighted average exercise price of $0.32 per share; and

•	1,700,000 additional shares of common stock reserved for future issuance under our 2006 Stock and Stock Option Plan.

RISK FACTORS

 Investing in shares of our common stock involves a high degree of risk. Before deciding to purchase our common stock, you should carefully consider the risk factors described below and the risk factors incorporated by reference in this prospectus supplement, including under the heading “Risk Factors” contained in our Annual Report on Form 10-K, as updated by our subsequent filings under the Exchange Act, each of which is incorporated by reference in this prospectus supplement in its entirety, together with other information in this prospectus supplement, and the information and documents incorporated by reference in this prospectus supplement, and any issuer free writing prospectus supplement that we have authorized for use in connection with this offering before you make a decision to invest in our common stock. The risks and uncertainties described in the filings referenced above and described below are in addition to risks that apply to most businesses and are not the only risks we face. Additional risks and uncertainties that are not presently known to us or that we currently deem immaterial may also affect our business. If any of these known or unknown risks or uncertainties actually occurs, our business, financial condition, results of operations and/or liquidity could be materially and adversely affected. In that event, the market price for our common stock will likely decline and you may lose all or part of your investment.

In addition to the risks incorporated by reference herein, we are subject to additional risks which are set forth below:

You will experience an immediate and substantial dilution in the offering price of the common shares you purchased in the offering. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

 The offering price is substantially higher than the net tangible book value per share of our outstanding common stock.  As a result, based on our capitalization as of March 31, 2015, investors purchasing common stock in this offering will incur immediate dilution of $1.18½ per share of common stock purchased, based on the offering price of $1.27½ per share, without giving effect to the potential exercise of warrants offered by this prospectus supplement.  In addition to this offering, subject to market conditions and other factors, it is likely that we will pursue additional financings in the future, as we continue to build our business.  In future years, we will likely need to raise significant additional capital to finance our operations and fund acquisitions and to fund the development, manufacture and marketing of other products.  Accordingly, we may conduct substantial future offerings of equity or debt securities.  The exercise of outstanding options and warrants and future equity issuances, including future public offerings or future private placements of equity securities and any additional shares issued in connection with acquisitions, will result in dilution to investors.  In addition, the market price of our common stock could fall as a result of resales of any of these shares of common stock due to an increased number of shares available for sale in the market.

There is no public market for the Warrants to purchase common stock to be issued in this offering.

There is no established public trading market for the Warrants being sold in this offering, and we do not expect a market to develop.  In addition, we do not intend to apply for listing the Warrants on any securities exchange.  Without an active market, the liquidity of the warrants will be limited.

 Our management will have broad discretion over the use of any net proceeds from this offering; you may not agree with how we use the proceeds; and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of any net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering.  Accordingly, you will be relying on the judgment of our management with regard to the use of any proceeds from the sale of common shares in this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.  It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for Aoxing Pharma.

After recording losses in twelve consecutive fiscal years, we have only recently become profitable and no assurances can be given we will continue to be profitable in the future.

Aoxing Pharma has been developing its manufacturing capabilities and securing the government licenses necessary for our business since it was organized in 2002. During that period, Aoxing Pharma accumulated a retained earnings deficit of ($62,512,407) as of March 31, 2015, due to recorded net losses in every fiscal year through 2014. As a result of that history of losses:

•	On March 31, 2015 Aoxing Pharma had a working capital deficit of ($19,534,216).

•
In its report on Aoxing Pharma's financial statements for the year ended June 30, 2014, Aoxing Pharma's auditor expressed substantial doubt about Aoxing Pharma's ability to continue as a going concern.

•
From June 30, 2013 until April 2015, Aoxing Pharma was out of compliance with the continued listing requirements of the NYSE MKT, and retained its listing only because the Exchange allowed Aoxing Pharma time to regain compliance, which it achieved in April 2015.

The fiscal quarters ended December 31, 2014 and March 31, 2015 were the first fiscal quarters in which Aoxing Pharma reported net income. All of our revenue during those quarters resulted from the sale of non-narcotic herbal medicines. In the coming months we will begin to market narcotic medicines. We expect these new products to develop into the larger portion of our business. There is no assurance that we will continue to be profitable as our business expands.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities and Section 21E of the Exchange Act.  Forward-looking statements can be identified by words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” “project,” “goal,” “strategy,” “future,” “likely,” “may,” “should,” “will” and variations of these words and similar references to future periods, although not all forward-looking statements contain these identifying words. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties, and changes in circumstances, including but not limited to risk factors incorporated by reference under “Item 1A. Risk Factors” to Part I of our Annual Report on Form 10-K as of and for the fiscal year ended June 30, 2014 and other factors described elsewhere in this prospectus supplement or in our current and future filings with the SEC. As a result, our actual results may differ materially from those expressed or forecasted in the forward-looking statements, and you should not rely on such forward-looking statements. You should carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference in this prospectus supplement and the accompanying prospectus as described under the sections titled “Where You Can Find More Information” in each document, completely and with the understanding that our actual future results may be materially different from what we expect. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Any forward-looking statement made by us in this prospectus supplement or the accompanying prospectus is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.  However, you should carefully review the risk factors set forth in other reports or documents we file from time to time with the SEC.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the securities offered by this prospectus supplement and the accompanying prospectus will be approximately $2,720,000, after deducting the placement agent’s fees (excluding value of Warrants issued to the placement agent) and estimated offering expenses and assuming that we will sell the maximum number of securities offered hereby. In addition, if all of the Warrants offered by this prospectus supplement are exercised in full for cash (excluding the warrants issued to the placement agent), we will receive, after deducting placement agent fees, net proceeds of approximately an additional $2,880,000.

There can be no assurance we will sell any or all of the securities offered hereby, or that any Warrants offered hereby that are sold will be exercised.  Because there is no minimum offering amount required as a condition to closing this offering, we may sell less than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us.

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. We currently intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes. The amount and timing of these expenditures will depend on a number of factors, such as the timing, scope, progress and results of our research and development efforts, the timing and progress of any partnership efforts and the competitive environment for our product candidates.

 PRICE RANGE OF COMMON STOCK

The Company’s common stock is listed for trading on the NYSE MKT under the symbol “AXN” . Set forth below are the high and low close prices for each quarter in our past two fiscal years.

Quarter Ending	High	Low

June 30, 2015	$2.78	$1.35
March 31, 2015	$2.09	$0.31
December 31, 2014	$0.37	$0.19
September 30, 2014	$0.42	$0.19

June 30, 2014	$0.54	$0.26
March 31, 2014	$0.61	$0.23
December 31, 2013	$0.35	$0.22
September 30, 2013	$0.33	$0.21

The closing sale price of our common stock as reported on the NYSE MKT on September 25, 2015 was $1.64 per share. As of September 25, 2015, there were approximately 417 record holders of our common stock (counting all shares held in single nominee registration as one stockholder). This does not include the number of persons whose stock is in nominee or “street name” accounts through brokers.

DILUTION

If you invest in our common stock, you will experience immediate and substantial dilution to the extent of the difference between the public offering price of our common stock and the adjusted net tangible book value per share of our common stock immediately after the offering.

Our net tangible book value per share is determined by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding. The net tangible book value of our common stock as of March 31, 2015 was approximately $3.6 million or $0.05 per share, based on 68,789,847 shares of our common stock outstanding at March 31, 2015.

After giving effect to the sale in this offering of 2,352,941 shares of our common stock at a public offering price of $1.275 per share, and after deducting the placement agent fee and our estimated offering expenses payable by us, our net tangible book value as of March 31, 2015 would have been approximately $6.3  million, or $0.09 per share of common stock. This represents an immediate increase in net tangible book value of $0.04 per share to existing stockholders and an immediate dilution of $1.185  per share to new investors purchasing shares of common stock in this offering at the assumed public offering price. The following table illustrates this dilution on a per share basis:

Public offering price per share		$1.27½
Net tangible book value per share as of March 31, 2015	$0.05
Increase in book value per share attributable to new investors	$0.04
Adjusted net tangible book value per share after this offering		$0.09
Dilution in net tangible book value per share to new investors		$1.18½

The foregoing per share dilution does not give effect to the potential exercise of the Warrants offered hereby or to capital events that have occurred after March 31, 2015 other than this offering.

If all of the securities offered hereby are sold and all of the Public Warrants are exercised, the per share dilution would be as follows:

Our net tangible book value at March 31, 2015 was $3.6 million, or $0.05 per share, based on 68,789,847 shares of our common stock outstanding as of that date.  After giving effect to the sale of 4,117,647 shares of common stock (inclusive of 1,764,706 shares issuable upon exercise of the Warrants) by us at a blended public offering price of $1.47 per share, less the placement agency fees, our net tangible book value as of March 31, 2015, would have been approximately $9.2 million, or $0.13 per share.  This represents an immediate increase in the net tangible book value of approximately $0.08 per share to existing stockholders and an immediate dilution of $1.34 per share to investors in this offering.  The following table illustrates this per share dilution:

Public offering price per share		$1.27½
Net tangible book value per share as of March 31, 2015	$0.05
Increase in book value per share attributable to new investors	$0.08
Adjusted net tangible book value per share after this offering		$0.13
Dilution in net tangible book value per share to new investors		$1.34

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement dated September 15, 2015, we have engaged Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC (“Wainwright” or the “placement agent”), to act as our exclusive placement agent in connection with an offering of our shares of common stock and warrants pursuant to this prospectus supplement and accompanying prospectus.  Under the terms of the engagement agreement, the placement agent has agreed to be our exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of our shares of common stock and warrants in a proposed takedown from our shelf registration statement.  The terms of any such offering will be subject to market conditions and negotiations between us, the placement agent and prospective purchasers.  The engagement agreement provides that the obligations of the placement agent is subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain certificates, opinions and letters from us and our counsel.  The engagement agreement does not give rise to any commitment by the placement agent to purchase any of our shares of common stock and warrants, and the placement agent will have no authority to bind us by virtue of the engagement agreement.  Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering.

We will enter into securities purchase agreements directly with investors in connection with this offering, and we will only sell to investors who have entered into securities purchase agreements.

We will deliver the shares of common stock being issued to the purchasers electronically upon receipt of purchaser funds for the purchase of the shares of our common stock and warrants offered pursuant to this prospectus supplement.  The warrants will be issued in registered physical form.  We expect to deliver the shares of our common stock and warrants being offered pursuant to this prospectus supplement on or about September 30, 2015.

We have agreed to pay the placement agent a total cash fee equal to 6% of the gross proceeds of this offering.  In addition, we agreed to issue placement agent warrants to the placement agent to purchase up to 141,176 shares of our common stock.  The placement agent warrants will be substantially on the same terms as the warrants offered hereby, except that the placement agent warrants will expire on September 30, 2020 (five years from the date of this prospectus supplement).  Pursuant to FINRA Rule 5110(g), the placement agent warrants and any shares issued upon exercise of the placement warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security (i) by operation of law or by reason of reorganization of our company; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of securities of our company held by the holder of the placement agent warrants or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

We will also pay the placement agent a non-accountable expense allowance of $50,000 and will reimburse the placement agent for its out of pocket travel and due diligence expenses in the amount of $15,000.

We have agreed to indemnify the placement agent and specified other persons against some civil liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.  As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act.  These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by the placement agent acting as principal.  Under these rules and regulations, the placement agent:

•	may not engage in any stabilization activity in connection with our securities; and
•
may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

DESCRIPTION OF PUBLIC WARRANTS

The material terms and provisions of the warrants being offered pursuant to this prospectus supplement are summarized below.  The form of warrant will be provided to each purchaser in this offering and will be filed as an exhibit to a Current Report on Form 8-K with the SEC in connection with this offering.

General Terms of the Warrants

The 1,764,706 Public Warrants to be issued in this offering represent the rights to purchase up to 1,764,706 shares of common stock at an initial exercise price of $1.74 per share.  Each Warrant may be exercised at any time and from time to time on or after March 31, 2016 through and including March 31, 2021.

Exercise

Holders of the Warrants may exercise their Warrants to purchase shares of our common stock during the exercise period by delivering (i) notice of exercise, appropriately completed and duly signed, and (ii) if such holder is not utilizing the cashless exercise provisions with respect to the Warrants, payment of the exercise price for the number of shares with respect to which the Warrant is being exercised.  Warrants may be exercised in whole or in part, but only for full shares of common stock.  Any portion of a Warrant that is not exercised prior to its expiration date shall automatically be exercised on such expiration date by means of cashless exercise.  We provide certain rescission and buy-in rights to a holder if we fail to deliver the shares of common stock underlying the Warrants by the date on which delivery of the stock certificate is required by the Warrant.  With respect to the rescission rights, the holder has the right to rescind the exercise if stock certificates are not timely delivered.  The buy-in rights apply if after the day on which delivery of the stock certificate is required by the Warrant, the holder purchases (in an open market transaction or otherwise) shares of our common stock to deliver in satisfaction of a sale by the holder of the Warrant shares that the holder anticipated receiving from us upon exercise of the Warrant. In this event, we will:


pay in cash to the holder the amount, if any, by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of warrant shares that we are required to deliver to the holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to holder’s purchase obligation was executed; and


at the election of holder, either (A) reinstate the portion of the Warrant and equivalent number of warrant shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or (B) deliver to the holder the number of shares of common stock that would have been issued had we timely complied with its exercise and delivery obligations hereunder.

In addition, the Warrant holders are entitled to a “cashless exercise” option if, at any time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the shares of common stock underlying the Warrants. This option entitles the Warrant holders to elect to receive fewer shares of common stock without paying the cash exercise price.  The number of shares to be issued would be determined by a formula based on the total number of shares with respect to which the Warrant is being exercised, the volume weighted average of the prices per share of our common stock on the trading date immediately prior to the date of exercise and the applicable cashless exercise price of the Warrants.

The shares of common stock issuable on exercise of the Warrants will be, when issued and paid for in accordance with the Warrants, duly and validly authorized, issued and fully paid and non-assessable.  We will reserve from our authorized and unissued common stock a sufficient number of shares to provide for the issuance of the warrant shares upon the exercise of any purchase rights under this Warrant.

Fundamental Transactions

If, at any time while the Warrants are outstanding, we (1) directly or indirectly, in one or more related transactions, consolidate or merge with or into another person, (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or (3) are subject to or complete any direct or indirect, purchase offer, tender offer or exchange offer pursuant to which holders of our common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding common stock, (4) directly or indirectly, in one or more related transactions, effect any reclassification, reorganization or recapitalization of our common stock or any compulsory share exchange pursuant to which our common stock is effectively converted into or exchanged for other securities, cash or property, or (5) directly or indirectly engage in one or more related transactions that consummates a  stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person whereby such other person acquires more than 50% of the outstanding shares of common stock (not including any shares of common stock held by the other person or other persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), then the holder shall have the right thereafter to receive, upon exercise of the Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant shares then issuable upon exercise of the Warrant, and any additional consideration payable as part of the Fundamental Transaction. Any successor to us or surviving entity shall assume the obligations under the Warrant.

Certain Adjustments

The exercise price and the number of shares of common stock purchasable upon the exercise of the Warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common stock.

  Delivery of Certificates

Upon the holder’s exercise of a Warrant, we will promptly, but in no event later than one trading day  after the exercise date (the “Warrant Share Delivery Date”), issue and deliver, or cause to be issued and delivered, a certificate for the shares of common stock issuable upon exercise of the Warrant.  In addition, we will, if the holder provides the necessary information to us, issue and deliver the shares electronically through The Depository Trust Corporation through its Deposit Withdrawal Agent Commission System (DWAC) or another established clearing corporation performing similar functions.   If we fail to deliver certificates evidencing the Warrant Shares by the Warrant Share Delivery Date, we are required to pay to the holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such certificates are delivered or the holder rescinds such exercise.

Notice of Corporate Action

We will provide notice to holders of the warrants to provide them with the opportunity to exercise their warrants and hold common stock in order to participate in or vote on the following corporate events:


if we shall take a record of the holders of our common stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other right;


any capital reorganization of our company, any reclassification or recapitalization of our capital stock or any consolidation or merger with, or any sale, transfer or other disposition of all or substantially all of our property, assets or business to, another corporation; or

	a voluntary or involuntary dissolution, liquidation or winding up of our company.

Limitations on Exercise

The number of Warrant shares that may be acquired by any holder upon any exercise of the Warrant shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of common stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise), or beneficial ownership limitation.  Upon notice to the Company, the holder may elect to increase or decrease this beneficial ownership limitation, provided that it shall not exceed 9.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise) and provided that any increase in such limitation shall not be effective until 61 days following notice.

Additional Provisions

The above summary of certain terms and provisions of the Warrants is qualified in its entirety by reference to the detailed provisions of the Warrants, the form of which will be filed as an exhibit to a current report on Form 8-K that is incorporated herein by reference.  We are not required to issue fractional shares upon the exercise of the Warrants.  No holders of the Warrants will possess any rights as a stockholder under those Warrants until the holder exercises those Warrants. The Warrants may be transferred independent of the common stock they were issued with, on a form of assignment, subject to all applicable laws.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Robert Brantl, Esq. Irvington, New York. Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC, is being represented in connection with this offering by Ellenoff Grossman  & Schole LLP, New York, New York.

EXPERTS

Our annual consolidated financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended June 30, 2014 have been audited by BDO China Shu Lun Pan Certified Public Accountants LLP, independent registered public accounting firm, to the extent indicated in its report thereon. Such consolidated financial statements are incorporated by reference into this prospectus supplement in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

We are incorporating by reference into this prospectus supplement and the accompanying prospectus certain information that we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus supplement and accompanying prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus supplement and accompanying prospectus. This prospectus supplement and accompanying prospectus incorporate by reference the documents set forth below that we have previously filed with the SEC:

•
the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on April 13, 2010, including any amendments or reports filed for the purposes of updating this description;

•	our Annual Report on Form 10-K for the year ended June 30, 2014 filed with the SEC on September 29, 2014;
•
our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 filed with the SEC on November 14, 2014, our Quarterly Report on Form 10-Q for the quarter ended December 31, 2014 filed with the SEC on February 17, 2015, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 filed with the SEC on May 15, 2015; and

•
our Current Reports on Form 8-K filed with the SEC on August 6, 2014 (three filings), September 2, 2014, October 7, 2014, October 24, 2014, November 6, 2014, December 19, 2014, December 29, 2014, January 16, 2015, January 30, 2015, April 3, 2015, May 27, 2015, June 23, 2015 and September 25, 2015.

We also incorporate by reference all documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus supplement and accompanying prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (except, in any such case, the portions furnished and not filed pursuant to Item 2.02, Item 7.01 or otherwise), as well as any proxy statements.

 We will provide to each person, including any beneficial owner, to whom a prospectus supplement and accompanying prospectus are delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement or accompanying prospectus but not delivered with the prospectus supplement and accompanying prospectus, including exhibits which are specifically incorporated by reference into such documents. You may request a copy of these filings at no cost, by writing to or telephoning us at the following address:

Aoxing Pharmaceutical Company, Inc.
444 Washington Blvd., Suite 3338
Jersey City, NJ 07310
646-367-1747
Attn: Vicky Zhang

PROSPECTUS

Aoxing Pharmaceutical Company, Inc.

Common Stock
Preferred Stock
Debt Securities
Warrants

We may offer and sell any combination of common stock, preferred stock, warrants, debt securities, either individually or in units, with a total value of up to $50,000,000.

This prospectus provides a general description of securities we may offer and sell from time to time. Each time we sell those securities, we will provide their specific terms in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We may offer and sell these securities, from time to time, to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis, at prices and on other terms to be determined at the time of offering. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is currently traded on the NYSE MKT under the trading symbol “AXN.”  On June 19, 2015 the last reported sale price for our common stock was $1.80.

Purchase of our common stock involves substantial risk.  Prior to making a decision about investing in our securities, please review the section entitled “Risk Factors,” which appears on page 5 of this prospectus, and the section entitled “Risk Factors,” which begins on page 6 of our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on September 29, 2014.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is July 1, 2015

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $50,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading “Where You Can Find More Information.”

            We have not authorized any dealer, salesman or other person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front cover of this document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities sold on a later date.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

SUMMARY

The Securities and Exchange Commission (the “SEC”) allows us to incorporate by reference certain information contained in the documents that we file with the SEC.  This means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus.  The information that we file later with the SEC will automatically update this information.  You should read this entire prospectus as well as the other information and documents incorporated into this prospectus by reference, including our financial statements and related notes.

As used in this prospectus, the terms “we,” “our” and “us” refers to Aoxing Pharmaceutical Company, Inc. and its subsidiaries.

Aoxing Pharmaceutical Company, Inc.

Aoxing Pharmaceutical Company, Inc. has a single operating subsidiary, Hebei Aoxing Pharmaceutical Co., Inc. ("Hebei Aoxing"), which is headquartered in Shijiazhuang City, the pharmaceutical capital of China, outside of Beijing. Hebei Aoxing has China's largest and most advanced manufacturing facility for highly regulated narcotic medicines, addressing a very under-served and fast-growing market in China. Its facility is one of the few that have achieved GMP licensing for manufacture of narcotic medicines.

Since its inception in 2002, Hebei Aoxing has been focused on research, development, manufacturing and distribution of a variety of narcotics and pain management pharmaceutical products in China.  A significant portion of its facility is dedicated to conducting the narcotic drug business with GMP manufacturing capability for drugs in tablet, capsule, injectable, oral solution and granulated formulations. Over the years, the company has developed a pipeline of narcotics and pain management drugs, including Naloxone, Oxycodone, Tilidine, Codeine Phosphate, Pholcodine, and Buprenorphine. In June 2015, after a multi-year application process, Hebei Aoxing  received the government permit that enables it to manufacture and market  Tilidine Hydrochloride tablets, making Hebei Aoxing the sole Chinese source of this useful narcotic pain reliever.

The remainder of the Hebei Aoxing facility is dedicated to manufacturing a line of over-the-counter herbal pharmaceutical products that it acquired in 2008 from Shijiazhuang Lerentang Pharmaceutical Company Limited, a company whose forbears sold pharmaceuticals in China for 350 years. For the past several years, while our applications to market narcotics were under government review, over 90% of Hebei Aoxing's revenue has derived from sale of Zhongtongan, an herbal extract used to relieve oral, gynecological and orthopedic pain. With the oncoming initiation of Tilidine HCL sales, as well as other narcotic products nearing the end of their pipeline, Hebei Aoxing expects to diversify its sales significantly.

Our U.S. offices are located at 444 Washington Blvd., Suite 3338, Jersey City, NJ 07310; telephone:  646-367-1747.  Our executive offices and pharmaceutical manufacturing facilities are located at No. 1 Industry District, Xinle City, Hebei Province. P.R. China; telephone:  86-311-8519-6789.  We maintain an Internet website at www.aoxingpharma.com.  Information contained in or accessible through our website does not constitute part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2014, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the Commission in the future. The risks and uncertainties we have described are not the only ones we face.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC. This prospectus does not contain all the information set forth in the registration statement.  You can find further information about us in the registration statement and the exhibits attached to the registration statement.  In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC.

You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room. Our SEC filings, including the registration statement, are also available to you on the Commission's Web site at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into our registration statement on Form S-3, of which this prospectus is a part.  This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus.

We incorporate by reference into this registration statement and prospectus the documents listed below, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8–K):

•
the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on April 13, 2010, including any amendments or reports filed for the purposes of updating this description;

•	our Annual Report on Form 10-K for the year ended June 30, 2014 filed with the SEC on September 29, 2014;

•
our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 filed with the SEC on November 14, 2014, our Quarterly Report on Form 10-Q for the quarter ended December 31, 2014 filed with the SEC on February 17, 2015, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 filed with the SEC on May 15, 2015; and

•
our Current Reports on Form 8-K filed with the SEC on August 6, 2014 (three filings), September 2, 2014, October 7, 2014, October 24, 2014, November 6, 2014, December 19, 2014, December 29, 2014, January 16, 2015, January 30, 2015, April 3, 2015 and May 27, 2015.

You may obtain a copy of these filings at no cost, by writing or by telephone us at the following address or telephone number:

Aoxing Pharmaceutical Company, Inc.
444 Washington Blvd., Suite 3338
Jersey City, NJ 07310
646-367-1747
Attn: Vicky Zhang

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced, will not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements concern our financial condition, results of operations and business. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should,” and the negative of these terms or other comparable terminology often identify forward-looking statements. Statements in this prospectus and the other documents incorporated by reference that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act. These forward-looking statements are not guarantees of future performance, and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements.  These risks and uncertainties include the risks discussed in this prospectus, in our Annual Report on Form 10-K for fiscal year ended June 30, 2014 in Section 1A entitled “Risk Factors,” the risks, if any, disclosed in our prospectus supplements, and the risks that will be disclosed from time to time in our future SEC reports. Many of the important factors that will determine these results are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date of the documents incorporated by reference. Except as otherwise required by law, we do not assume any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise indicated in any prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include research and development, capital expenditures, working capital and general and administrative expenses. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus.

PLAN OF DISTRIBUTION

 We may sell the securities covered by this prospectus to one or more underwriters for public offering and sale by them, and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in jurisdictions where we are authorized to do so. We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities to cover any over-allotments in connection with the distribution.

The securities we offer under this prospectus may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement relating to this prospectus. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

To the extent required pursuant to Rule 424(b) of the Securities Act, or other applicable rule, we will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:

•	The terms of the offer;

•	The names of any underwriters, including any managing underwriters, as well as any dealers or agents;

•	The purchase price of the securities from us;

•	Any delayed delivery arrangements;

•	Any underwriting discounts, commissions or other items constituting underwriters’ compensation and any commissions paid to agents;

•	Any initial public offering price; and

•	Other facts material to the transaction.

We will bear substantially all of the costs, expenses and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK
General

As of the date of this prospectus, our authorized capital stock consists of 101,000,000 shares. Those shares consist of 100,000,000 shares of common stock, par value of $0.001 per share, and 1,000,000 shares of preferred stock. The only equity securities currently outstanding are approximately 69,819,259 shares of common stock.  Our common stock is traded on the NYSE MKT under the symbol “AXN”.

The following description summarizes the material terms of our capital stock. This summary is, however, subject to the provisions of our certificate of incorporation and bylaws. For greater detail about our capital stock, please refer to our certificate of incorporation and bylaws.

Common Stock

Each holder of common stock is entitled to one vote for each share held on all matters to be voted upon by the stockholders.  At any meeting of the stockholders, a quorum as to any matter shall consist of a majority of the votes entitled to be cast on the matter, except where a larger quorum is required by law.

Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to the rights, if any, of preferred stockholders. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets remaining after we pay our liabilities and distribute the liquidation preference of any then outstanding preferred stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of any series of preferred stock that we may designate and issue in the future. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and nonassessable, and any shares of our common stock to be issued upon an offering pursuant to this prospectus and the related prospectus supplement will be fully paid and nonassessable upon issuance.

The transfer agent and registrar for our common stock is Olde Monmouth Stock Transfer Co. , 200 Memorial Parkway, Atlantic Highlands, New Jersey 07716.

Preferred Stock

                The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder and that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to the certificate of designation relating to that series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series.

                The board of directors has the authority, without stockholder approval, subject to limitations prescribed by law, to provide for the issuance of the shares of preferred stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Florida, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each series and the qualifications, limitations or restrictions, including, but not limited to, the following:

•	the number of shares constituting that series;

•	dividend rights and rates;

•	voting rights;

•	conversion terms;

•	rights and terms of redemption (including sinking fund provisions); and

•	rights of the series in the event of liquidation, dissolution or winding up.

     All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or which holders might believe to be in their best interests.

Florida law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

     We will set forth in a prospectus supplement relating to the series of preferred stock being offered the following items:

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the provision for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

This description is a summary of the material provisions of the debt securities and the related indenture. We urge you to read the form of indenture filed as an exhibit to the registration statement of which this prospectus is a part because the indenture, and not this description, governs your rights as a holder of debt securities. References in this prospectus to an “indenture” refer to the particular indenture under which we may issue a series of debt securities.

General

                The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth specific terms relating to some or all of the following:

•	the offering price;

•	the title;

•	any limit on the aggregate principal amount;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date;

•	the date the principal will be payable;

•	the interest rate, if any, the date interest will accrue, the interest payment dates and the regular record dates;

•	the place where payments may be made;

•	any mandatory or optional redemption provisions;

•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•
if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency;

•	the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;

•	any defeasance provisions if different from those described below under “Satisfaction and Discharge; Defeasance”;

•	any conversion or exchange provisions;

•	any obligation to redeem or purchase the debt securities pursuant to a sinking fund;

•	whether the debt securities will be issuable in the form of a global security;

•	any subordination provisions, if different from those described below under “Subordination”;

•	any deletions of, or changes or additions to, the events of default or covenants; and

•	any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.

Exchange and Transfer

                Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

                We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

                In the event of any potential redemption of debt securities of any series, we will not be required to:

•
issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

                The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary that we will identify in a prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

                No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•	an event of default is continuing; or

•	the Company executes and delivers to the trustee an officers’ certificate stating that the global security is exchangeable.

                As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

•	will not be entitled to have the debt securities registered in their names;

•	will not be entitled to physical delivery of certificated debt securities; and

•	will not be considered to be holders of those debt securities under the indentures.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

                Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

                Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

                Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary.

                The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agent

                The provisions of this paragraph will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The corporate trust office will be designated as our sole paying agent.

                We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

                All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Sale of Assets

                Except as otherwise set forth in the prospectus supplement, while any debt securities issued pursuant to this prospectus remain outstanding, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

•	the successor, if any, is a U.S. corporation, limited liability company, partnership, trust or other entity;

•	the successor assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions are met.

Events of Default

                Unless we inform you otherwise in the prospectus supplement, the indenture will define an event of default with respect to any series of debt securities as one or more of the following events:

(1)	failure to pay principal of or any premium on any debt security of that series when due;

(2)	failure to pay any interest on any debt security of that series for 30 days when due;

(3)	failure to deposit any sinking fund payment when due;

(4)	failure to perform any other covenant in the indenture continued for 90 days after being given the notice required in the indenture;

(5)	our bankruptcy, insolvency or reorganization; and

(6)	any other event of default specified in the prospectus supplement.

                An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

                If an event of default, other than an event of default described in clause (5) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately.

                If an event of default described in clause (5) above shall occur, the principal amount of all the debt securities of that series will automatically become immediately due and payable. Any payment by us on subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities.”

                After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived.

                Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)
the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 90 days after the original request.

(4)	Holders may, however, sue to enforce the payment of principal or interest on any debt security on or after the due date without following the procedures listed in (1) through (3) above.

Modification and Waiver

                Except as provided in the next two succeeding paragraphs, the applicable trustee and we may make modifications and amendments to the indentures (including, without limitation, through consents obtained in connection with a tender offer or exchange offer for, outstanding securities) and may waive any existing default or event of default (including, without limitation, through consents obtained in connection with a tender offer or exchange offer for, outstanding securities) with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

                However, neither we nor the trustee may make any amendment or waiver without the consent of the holder of each outstanding security of that series affected by the amendment or waiver if such amendment or waiver would, among other things:

•	change the amount of securities whose holders must consent to an amendment, supplement or waiver;

•	change the stated maturity of any debt security;

•	reduce the principal on any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund;

•	reduce the principal of an original issue discount security on acceleration of maturity;

•	reduce the rate of interest or extend the time for payment of interest on any debt security;

•	make a principal or interest payment on any debt security in any currency other than that stated in the debt security;

•	impair the right to enforce any payment after the stated maturity or redemption date;

•	waive any default or event of default in payment of the principal of, premium or interest on any debt security (except certain rescissions of acceleration); or

•	waive a redemption payment or modify any of the redemption provisions of any debt security;

Notwithstanding the preceding, without the consent of any holder of outstanding securities, we and the trustee may amend or supplement the indentures:

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to provide for the assumption of our obligations to holders of any debt security in the case of a merger, consolidation, transfer or sale of all or substantially all of our assets;

•	to make any change that does not adversely affect the legal rights under the indenture of any such holder;

•	to comply with requirements of the Commission in order to effect or maintain the qualification of an indenture under the Trust Indenture Act; or

•
to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one Trustee.

The consent of holders is not necessary under the indentures to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Satisfaction and Discharge; Defeasance

                We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash to pay the entire principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

                Each indenture contains a provision that permits us to elect:

•	to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and/or

•
to be released from our obligations under the following covenants and from the consequences of an event of default resulting from a breach of certain covenants, including covenants as to payment of taxes and maintenance of corporate existence.

To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal and interest on the debt securities. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the action.

                If any of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Notices

                Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

                The indentures and the debt securities will be governed by, and construed under, the law of the State of New York.

Regarding the Trustee

                The indenture limits the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims.

                The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordination

                Payment on subordinated debt securities will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness (except that holders of the notes may receive and retain (i) permitted junior securities and (ii) payments made from the trust described under “Satisfaction and Discharge; Defeasance”). Any subordinated debt securities also are effectively subordinated to all debt and other liabilities, including lease obligations, if any.

                Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness. In the event of any acceleration of subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of subordinated debt securities are entitled to receive any payment or distribution, except for certain payments made by the trust described under “Satisfaction and Discharge; Defeasance.” The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness if payment of subordinated debt securities is accelerated because of an event of default.

                We may not make any payment on subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at our option, if:

•
a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable period of grace (called a “payment default”); or

•
a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives notice of such default (called a “payment blockage notice) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

We may resume payments and distributions on subordinated debt securities:

•	in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and

•
in the case of a non-payment default, 179 days after the date on which the payment blockage notice is received by the trustee, if the maturity of the designated senior indebtedness has not been accelerated.

No new period of payment blockage may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments of principal, premium, if any, and interest on the notes that have come due have been paid in full in cash. No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for any later payment blockage notice.

                If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the subordination provisions on subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

We are not prohibited from incurring debt, including senior indebtedness, under the indenture. We may from time to time incur additional debt, including senior indebtedness.

We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties under the indenture. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

Certain Definitions

                As used in this Prospectus, “indebtedness” means:

(1)
all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2)	all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3)	all obligations and liabilities in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet;

(4)
all obligations and other liabilities under any lease or related document in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under the lease or related document to purchase or to cause a third party to purchase the leased property;

(5)
all obligations with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or other similar instrument or agreement;

(6)
all direct or indirect guaranties or similar agreements in respect of, and our obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

(7)	any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by us; and

(8)
any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.

As used in this Prospectus, “permitted junior securities” means (i) equity interests in Aoxing Pharmaceutical Company, Inc.; or (ii) debt securities of Aoxing Pharmaceutical Company, Inc. that are subordinated to all senior indebtedness and any debt securities issued in exchange for senior indebtedness to substantially the same extent as, or to a greater extent than the notes are subordinated to senior indebtedness under the indenture.

                As used in this Prospectus, “senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. However, senior indebtedness does not include:

•
indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities;

•	our indebtedness to any of our majority-owned subsidiaries; and

•	subordinated debt securities.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our debt securities, preferred stock or common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt warrants

                The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants, if any;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

•	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the dates on which the right to exercise the debt warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any; the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the debt warrants, if any;

•	the redemption or call provisions, if any, applicable to the debt warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the debt warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity warrants

                The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of Aoxing Pharmaceutical Company, Inc.

DESCRIPTION OF UNITS

We may issue, in one more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in any combination. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

General

                Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

                We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

                The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants,” will apply to each unit and to any common stock, preferred stock, debt securities or warrant included in each unit, respectively.

Issuance in Series

                We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

                Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

CERTAIN PROVISIONS OF FLORIDA LAW;
THE COMPANY’S ARTICLES
OF INCORPORATION AND BYLAWS

                The following paragraphs summarize certain provisions of the Florida Business Corporation Act, or the FBCA, and the Company’s articles of incorporation and bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the FBCA and to the Company’s articles of incorporation and bylaws, copies of which are on file with the Commission as exhibits to documents previously filed by the Company. See “Where You Can Find More Information.”

Our articles of incorporation limit the personal liability of our directors to Aoxing Pharmaceutical Company, Inc. and our stockholders to the fullest extent permitted by the FBCA. The inclusion of this provision in our articles of incorporation may reduce the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care.

                Our articles of incorporation provide that the Company shall not be governed by Section 607.0901 of the FBCA, which prohibits a Florida corporation from engaging in any “affiliated transaction” with an “interested stockholder” unless certain procedural requirements designed to protect the interest of the remaining shareholders are satisfied.  Our articles of incorporation also provide that the Company shall not be governed by Section 607.0902 of the FBCA, which limits the voting rights of persons possessing “control shares,” as defined in the stature.

LEGAL MATTERS

Our counsel, Robert Brantl, Esq., 52 Mulligan Lane, Irvington, NY 10533, will issue an opinion about certain legal matters with respect to the securities.

EXPERTS

The consolidated financial statements of Aoxing Pharmaceutical Company, Inc. for the years ended June 30, 2014 and 2013 that are incorporated by reference into this prospectus and in the registration statement have been audited by BDO China Shu Lun Pan Certified Public Accountants LLP, independent registered public accountants, to the extent and for the periods set forth in their report incorporated by reference.  The consolidated financial statements are incorporated by reference in reliance upon such report given upon the authority of BDO China Shu Lun Pan Certified Public Accountants LLP as experts in auditing and accounting.